UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): May 31, 2013

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2331 Mill Road, Suite 100 Alexandria, VA	22314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

On May 31, 2013, Marathon Patent Group, Inc. (the “Company”) accepted subscriptions for an aggregate of 15,000,000 units (the “Units”) representing gross proceeds to the Company of $6,000,000 to certain accredited investors (the “Investors”) pursuant to a securities purchase agreement (the “Securities Purchase Agreement”).

Each Unit was subscribed for a purchase price of $0.40 per Unit and consists of: (i) one share (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and (ii) a three (3) year warrant (the “Warrants”) to purchase half a share of the Common Stock at an exercise price of $0.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and stock dividends and similar events.

The Warrants may be exercised on a cashless basis at any time that the registration statement to be filed pursuant to the Registration Rights Agreement is not effective after the Effectiveness Date (as defined below). The Warrants contains limitations on the holder’s ability to exercise the Warrant in the event such exercise causes the holder to beneficially own in excess of 9.99% of the Company’s issued and outstanding Common Stock.

Pursuant to a Registration Rights Agreement with the Investors, the Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission (“SEC”) covering the Shares and the Common Stock underlying the Warrants within 45 days of the final closing date of the sale of Units (the “Filing Date”) and to maintain the effectiveness of such registration statement. The Company has agreed to use its best efforts to have the initial registration statement declared effective within 120 days of the Filing Date (or within 135 days of the Filing Date in the event that the registration statement is subject to full review by the SEC) (the “Effectiveness Date”). If (i) a registration statement is (A) not filed with the SEC on or before the Filing Date or (B) not declared effective by the SEC on or before the Effectiveness Date, (ii) other than during an allowable grace period, sales cannot be made pursuant to the registration statement or the prospectus contained therein is not available for use for any reason, or (iii) the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the 1934 Act, then, the Company shall pay to the Investors an amount in cash equal to one percent (1%) of such Investor’s purchase price every thirty (30) days. Notwithstanding the foregoing, however, the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

The Company is obligated to pay placement agent fees of $140,000 to two broker-dealers in connection with the sale of the Units.

The foregoing is not a complete summary of the terms of the offering described herein and reference is made to the complete text of the Securities Purchase Agreement, the Warrant and the Registration Rights Agreement, attached, respectively, as Exhibits 10.1-10.3 to this Current Report on Form 8-K, and hereby incorporated by reference.

The Units were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 5.07      Submission of Matters to a Vote of Security Holders

On May 31, 2013, the Company terminated the consent solicitation to approve a reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock by a ratio of not less than one-for-five and not more than one-for-fifteen at any time prior to April 30, 2014, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion.  The consent solicitation is described in further detail in the Company’s Definitive Proxy Statement on Schedule 14A filed on May 17, 2013 with the SEC.  No meeting of the Company’s security holders was held.  Approximately 55.87% of the Company’s record holders approved the Reverse Stock Split.

The results of the solicitation for the proposal were as follows:

Votes For	Votes Against	Votes Abstained
28,835,688	0	0

ITEM 8.01	Other Events

On June 3, 2013, the Company issued a press release announcing the receipt of the subscriptions. A copy of the press release is attached to this report as Exhibit 99.1 and shall not be deemed incorporated by reference into any of the Company’s registration statements or other filings with the SEC, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
99.1	Marathon Patent Group, Inc. Press Release issued on June 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 3, 2013

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer